Calculation of Filing Fee Tables
S-3
Canterbury Park Holding Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $.01 per share	415(a)(6)						S-3	333-267540	09/30/2022
Carry Forward Securities		Equity	Preferred Stock $.01 par value per share	415(a)(6)						S-3	333-267540	09/30/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-267540	09/30/2022
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-267540	09/30/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-267540	09/30/2022
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 100,000,000.00			S-3	333-267540	09/30/2022	$ 9,270.00
			Total Offering Amounts:				$ 100,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The aggregate maximum offering price of all securities issued or issuable by Canterbury Park Holding Corporation (the "Registrant") that are registered pursuant to this Registration Statement shall not exceed $100,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. (2) Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $100,000,000 of unsold securities (the "Unsold Securities") that have previously been registered under the registrant's registration statement on Form S-3 (File No. 333-267540) filed on September 21, 2022, and declared effective on September 30, 2022 (the "Prior Registration Statement"), and the registration fee of $9,270 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A